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                                                                     Exhibit 5.1

                          [SIDLEY & AUSTIN LETTERHEAD]

                                February 8, 2000

Whitehall Jewellers, Inc.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606

          Re: Registration of 3,363,750 shares of Common Stock, $.001 par value, and associated Preferred Stock Purchase Rights
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Ladies and Gentlemen:

     We refer to the Registration Statement (Registration No. 333-95465) on Form S-3 originally filed on January 27, 2000 by Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto being filed with the SEC on February 8, 2000 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the registration of 3,363,750 shares of Common Stock, $.001 par value (the "Shares"), of the Company, together with 3,363,750 Preferred Stock Purchase Rights (the "Rights") associated therewith. The terms of the Rights are set forth in the Rights Agreement dated as of May 1, 1996 (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent.

     The Shares include 2,645,000 shares (the "Company Shares") to be sold by the Company, including 345,000 Company Shares, some or all of which may be sold pursuant to an overallotment option (the "Overallotment Option"). The Shares also include 718,750 shares (the "Selling Stockholder Shares") to be sold by certain selling stockholders, including 93,750 Selling Stockholder Shares, some or all of which may be sold by certain selling stockholders named in the Registration Statement pursuant to the Overallotment Option. The Selling Stockholder Shares include shares that are currently issued and outstanding (the "Outstanding Selling Stockholder Shares") and shares (the "Option Shares") that are to be issued upon the exercise of outstanding options (the "Options") as described in the Registration Statement.

     We are familiar with the proceedings to date with respect to the proposed offering and sale of the Shares, together with the associated Rights, and have examined such records,
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SIDLEY & AUSTIN                                                          CHICAGO

Whitehall Jewellers, Inc.
February 8, 2000
Page 2
documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Company Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Company Shares as contemplated by the Registration Statement; and (iii) certificates representing the Company Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (not less than the par value thereof).

     3. The Outstanding Selling Stockholder Shares have been legally issued and are fully paid and non-assessable.

     4. The Option Shares will be legally issued, fully paid and non-assessable when certificates representing the Option Shares shall have been duly executed, countersigned and registered and duly delivered to the holders of the Options upon proper exercise thereof, including payment of the exercise price.

     5. The Rights associated with the Company Shares will be legally issued when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) the Company Shares shall have been duly issued and paid for as set forth in paragraph 2.

     6. The Rights associated with the Outstanding Selling Stockholder Shares will be legally issued when such Rights shall have been duly issued in accordance with the terms of the Rights Agreement.

     7. The Rights associated with the Option Shares will be legally issued when (i) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) the Option Shares shall have been duly issued and paid for as set forth in paragraph 4.

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SIDLEY & AUSTIN                                                          CHICAGO

Whitehall Jewellers, Inc.
February 8, 2000
Page 3
We do not find it necessary for the purpose of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     This opinion is limited to the General Corporation Law of the State of Delaware and the Securities Act.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Sidley & Austin